UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2024

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Board of Directors (the “Board”) of Mohawk Industries, Inc. (the “Company”) appointed Bernard P. Thiers to the Board to serve as a director in Class I for the Company. Mr. Thiers will serve with the other Class I directors for a term scheduled to expire at the Company’s Annual Meeting in 2026. He will not initially serve on any committees of the Board.

As previously announced, effective February 1, 2024, Mr. Thiers retired from his role as President of the Company’s Flooring Rest of World business segment, a role he had held since January 2009 following the Company’s acquisition of Unilin Flooring (“Unilin”). Mr. Thiers joined Unilin in 1984 as a plant manager and served in roles of increasing management significance since that time. From 1996 to 2006, he served as Managing Director of Unilin and, from 2006 until his 2009 promotion, he served as President — Unilin. Mr. Thiers has served in a senior advisory role following his February 1, 2024 retirement to further ensure a successful transition of the business and its strategies. In connection with Mr. Thiers’ senior advisory role, the Compensation Committee of the Board of Directors of the Company has approved an annualized base salary of approximately $152,000, effective March 1, 2024. In addition, Mr. Thiers will remain eligible for the annual incentive awards and long-term incentive opportunities under the Company’s 2017 Incentive Plan. Mr. Thiers will not participate in the Company’s Non-Employee Director Compensation Plan.

As a director, Mr. Thiers’ unique knowledge of the Company and the Flooring Rest of World segment, vast experience in the flooring industry, and strong familiarity with the European flooring, panels and insulation markets will enhance the Board’s existing skill sets and strengths. Mr. Thiers’ proven leadership abilities during his history with the Company and deep insight into the flooring manufacturing business both in Europe and globally will further contribute to the Board’s effective oversight of the Company and mission to continue to create long-term sustainable growth through successful execution of the Company’s strategic initiatives. There are no arrangements or understandings between Mr. Thiers and any other persons pursuant to which he was elected as a member of the Board. Mr. Thiers has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	February 16, 2024	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel